UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 12, 2015

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2015, Jamba, Inc. (the “Company”) entered into a Settlement Agreement with JCP Investment Partnership LP and certain of its affiliates (“JCP”) and Engaged Capital, LLC and certain of its affiliates (“Engaged”, and together with JCP, the “Investors”) (the “Settlement Agreement”).

Pursuant to the Settlement Agreement, the Company agreed to appoint immediately each of James C. Pappas and Glenn W. Welling to the Company's Board of Directors (the “Board”), with terms expiring at the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). The Company agreed to appoint, concurrent with their appointment to the Board, Mr. Pappas as a member of both the Nominating and Corporate Governance Committee and the Audit Committee of the Board, and Mr. Welling as a member of the Compensation and Executive Development Committee of the Board. The Company further agreed to take all necessary actions to nominate each of Mr. Pappas and Mr. Welling for election as an incumbent director at the 2015 Annual Meeting for a term expiring at the Company's 2016 annual meeting of stockholders and to cause one current member of the Board to no longer serve on the Board after the 2015 Annual Meeting by not nominating such individual for election as an incumbent director at the 2015 Annual Meeting.

JCP agreed to withdraw its nomination of candidates to stand for election at the 2015 Annual Meeting and agreed to certain standstill provisions through the date that is 45 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2016 annual meeting of stockholders. In addition, the Investors agreed not to bring any other business or proposals before or at the 2015 Annual Meeting and are required to vote all of their shares in favor of the election of directors nominated by the Board, and otherwise in accordance with the Board’s recommendation, including in favor of all other matters recommended for stockholder approval by the Board; provided, in the event that Institutional Shareholders Services (“ISS”) recommends otherwise with respect to any proposals (other than the election of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation.

The above description does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. On January 13, 2015, the Company issued a press release announcing the entering into of the Settlement Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board appointed Mr. Pappas as a member of the Board and as a member of the Nominating and Corporate Governance Committee of the Board and the Audit Committee of the Board effective January 12, 2015. The Board also appointed Mr. Welling as a member of the Board and as a member of the Compensation and Executive Development Committee of the Board effective January 12, 2015. The description of the Settlement Agreement and the other information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

The Company prepared the attached business presentation to be used during the Company's presentation at the ICR XChange Conference on Tuesday, January 13, 2015 at the Grande Lakes Orlando in Orlando, Florida.

The disclosure under this Item 7.01 of Current Report on Form 8-K and the presentation attached hereto as Exhibit 99.2 are being furnished in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated as of January 12, 2015, by and among Jamba, Inc. and each of the Investors identified therein
99.1	Press Release dated January 13, 2015
99.2	Business Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: January 13, 2015	By:	/s/ Karen L. Luey
Karen L. Luey Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary